                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                                     Registration No. 333-125485

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                           $227,101,000 (APPROXIMATE)
                MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                              RAAC SERIES 2005-SP3

                                   [GMAC RFC]

                           RAAC SERIES 2005-SP3 TRUST
                                     ISSUER

                    RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                    DEPOSITOR

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

EXPECTED TIMING:   Pricing Date:         On or about December 19, 2005
                   Settlement Date:      On or about December 29, 2005
                   First Payment Date:   January 25, 2006

STRUCTURE:         Rating Agencies:      Moody's and Standard & Poor's

                                DECEMBER 15, 2005

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                                   DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the
SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting
EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (203) 625-2700.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

Neither the issuer of the securities nor any of its affiliates prepared, provided, approved or verified any statistical or numerical information presented in this free writing prospectus, although that information may be based in part on loan level data provided by the issuer or its affiliates.

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                              SENSITIVITY ANALYSIS

                                   TO 10% CALL

% OF PRICING SPEED ASSUMPTION     0%       50%      75%     100%     125%     150%
-----------------------------   ------   ------   ------   ------   ------   ------

CLASS A-1
Avg. Life (yrs)                  11.01    1.75     1.20     0.91     0.73     0.60
Window (# months)                 229      46       30       22       18       15
Maturity (month-yr)             Jan-25   Oct-09   Jun-08   Oct-07   Jun-07   Mar-07

CLASS A-2
Avg. Life (yrs)                  22.44    5.86     3.93     2.78     2.04     1.66
Window (# months)                 81       58       42       31       16       13
Maturity (month-yr)             Sep-31   Jul-14   Nov-11   Apr-10   Sep-08   Mar-08

CLASS M-1
Avg. Life (yrs)                  25.09    8.53     5.87     4.62     4.09     4.08
Window (# months)                 108      105      71       43       23        7
Maturity (month-yr)             Oct-34   Oct-18   Nov-14   Sep-12   Mar-11   Mar-10

CLASS M-2
Avg. Life (yrs)                  25.09    8.53     5.87     4.57     3.93     3.71
Window (# months)                 108      105      71       44       25       11
Maturity (month-yr)             Oct-34   Oct-18   Nov-14   Sep-12   Mar-11   Mar-10

                              SENSITIVITY ANALYSIS

                                   TO MATURITY

% OF PRICING SPEED ASSUMPTION     0%       50%      75%     100%     125%     150%
-----------------------------   ------   ------   ------   ------   ------   ------

CLASS A-1
Avg. Life (yrs)                  11.01    1.75     1.20     0.91     0.73     0.60
Window (# months)                 229      46       30       22       18       15
Maturity (month-yr)             Jan-25   Oct-09   Jun-08   Oct-07   Jun-07   Mar-07

CLASS A-2
Avg. Life (yrs)                  22.44    5.86     3.93     2.78     2.04     1.66
Window (# months)                 81       58       42       31       16       13
Maturity (month-yr)             Sep-31   Jul-14   Nov-11   Apr-10   Sep-08   Mar-08

CLASS M-1
Avg. Life (yrs)                  25.25    9.27     6.43     5.04     4.45     4.39
Window (# months)                 119      196      142      97       67       44

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

Maturity (month-yr)             Sep-35   May-26   Oct-20   Mar-17   Nov-14   Apr-13

CLASS M-2
Avg. Life (yrs)                  25.25    9.12     6.31     4.90     4.21     3.93
Window (# months)                 119      172      122      82       57       37
Maturity (month-yr)             Sep-35   May-24   Feb-19   Nov-15   Nov-13   May-12

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                                NET WAC CAP RATE

                       (Static = Current Index Values (1)
      Shock = Current Index Values(1) for the Initial period and then All
    Indices = 20%; 23% HEP on fixed rate collateral and 100% Arm PPC on the adjustable rate collateral; Act/360, no losses)

                                   TO 10% CALL

                         STATIC   SHOCK (%)
PERIOD   PAYMENT DATE   (%) (1)     (1)(2)
------   ------------   -------   ---------
   1       01/25/06       8.05       8.05
   2       02/25/06       7.01      20.60
   3       03/25/06       7.76      21.42
   4       04/25/06       7.01      20.74
   5       05/25/06       7.31      21.13
   6       06/25/06       7.07      20.96
   7       07/25/06       7.32      21.32
   8       08/25/06       7.08      21.11
   9       09/25/06       7.08      21.15
  10       10/25/06       7.32      21.42
  11       11/25/06       7.08      21.30
  12       12/25/06       7.32      21.58
  13       01/25/07       7.08      21.38
  14       02/25/07       7.08      21.41
  15       03/25/07       7.85      22.15
  16       04/25/07       7.09      21.41
  17       05/25/07       7.78      19.37
  18       06/25/07       7.52      19.19
  19       07/25/07       7.76      19.58
  20       08/25/07       7.50      19.41
  21       09/25/07       7.50      19.45
  22       10/25/07       8.10      18.17
  23       11/25/07       7.92      18.24
  24       12/25/07       8.18      18.60
  25       01/25/08       7.91      18.40
  26       02/25/08       7.90      18.46
  27       03/25/08       8.45      19.05
  28       04/25/08       7.99      18.58
  29       05/25/08       8.28      19.08
  30       06/25/08       8.00      18.84
  31       07/25/08       8.26      19.23
  32       08/25/08       7.99      19.00
  33       09/25/08       7.99      19.00
  34       10/25/08       8.27      19.39
  35       11/25/08       8.00      19.35
  36       12/25/08       8.26      19.72
  37       01/25/09       7.99      19.48
  38       02/25/09       7.98      19.25
  39       03/25/09       8.83      20.25
  40       04/25/09       7.97      19.43
  41       05/25/09       8.23      19.80
  42       06/25/09       7.96      19.53
  43       07/25/09       8.22      19.88
  44       08/25/09       7.95      19.61
  45       09/25/09       7.94      19.65
  46       10/25/09       8.20      20.00
  47       11/25/09       7.93      19.73
  48       12/25/09       8.19      20.06
  49       01/25/10       7.92      19.78
  50       02/25/10       7.92      19.81
  51       03/25/10       8.76      20.81
  52       04/25/10       7.90      19.88
  53       05/25/10       8.17      20.19
  54       06/25/10       7.90      19.92
  55       07/25/10       8.17      20.22
  56       08/25/10       7.90      19.93
  57       09/25/10       7.89      19.97
  58       10/25/10       8.15      20.30
  59       11/25/10       7.88      20.04
  60       12/25/10       8.14      20.37
  61       01/25/11       7.87       8.92
  62       02/25/11       7.87       8.90
  63       03/25/11       8.70       9.84
  64       04/25/11       7.85       8.87
  65       05/25/11       8.11       9.16
  66       06/25/11       7.84       8.85
  67       07/25/11       8.10       9.13
  68       08/25/11       7.83       8.82
  69       09/25/11       7.83       8.81
  70       10/25/11       8.08       9.09
  71       11/25/11       7.81       8.78
  72       12/25/11       8.07       9.06
  73       01/25/12       7.80       8.76
  74       02/25/12       7.80       8.74
  75       03/25/12       8.33       9.33
  76       04/25/12       7.79       8.71
  77       05/25/12       8.04       8.99
  78       06/25/12       7.78       8.69
  79       07/25/12       8.03       8.96
  80       08/25/12       7.77       8.66
  81       09/25/12       7.76       8.65

----------
(1) 1Month Libor 4.369000%; 6Month Libor = 4.665000%; 1Year Libor = 4.83000%;
1Month CMT= 3.610000; 1Year CMT = 4.332060%; 3Year CMT= 4.380121;
COFI_11=3.074000%

(2) Assumes payments are received from the related Yield Maintenance Agreement.

--------------------------------------------------------------------------------

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                                  EXCESS SPREAD

Calculations are run to call at both static (1ML = 4.369000%, 6ML = 4.665000%,
12ML = 4.830000%, 1MCMT= 3.610000%, 12MCMT = 4.332060%, 36MCMT=4.380121% and
COFI_11 = 3.074000%) and forward curves. Excess spread means the per annum rate equal to 12 times the quotient of (x) the difference between (a) the total scheduled interest of the mortgage loans based on the Net Mortgage Rates in effect on the related due date minus (b) the total interest due on the
Certificates plus Yield Maintenance Amounts, divided by (y) the aggregate principal balance of the Mortgage Loans as of the first day of the applicable accrual period. Other assumptions include: (1) 23% HEP on fixed rate collateral and 100% Arm PPC on the adjustable rate collateral, (2) no defaults and no losses:

      EXCESS                            12                    12         36                   EXCESS
      SPREAD    1 MONTH    6 MONTH     MONTH     1 MONTH     MONTH      MONTH                SPREAD IN
      IN BPS      FWD        FWD        FWD        FWD        FWD        FWD        FWD         BPS
     (STATIC     LIBOR      LIBOR      LIBOR       CMT        CMT        CMT      COFI_11      (FWD
PD    RATES)      (%)        (%)        (%)        (%)        (%)        (%)        (%)     CURVE) (%)
--   -------   --------   --------   --------   --------   --------   --------   --------   ----------

 1     307     4.369000   4.665000   4.830000   3.610000   4.332060   4.380121   3.074000       307
 2     246     4.494000   4.745000   4.866350   3.680996   4.403056   4.404870   3.330210       244
 3     293     4.560000   4.805000   4.890532   3.723348   4.445408   4.419054   3.551033       290
 4     247     4.678000   4.856000   4.907476   3.737026   4.459086   4.422679   3.723703       243
 5     269     4.784000   4.888000   4.912334   3.723587   4.445647   4.416345   3.869257       265
 6     254     4.834000   4.898000   4.906379   3.694227   4.416287   4.404082   3.993312       250
 7     271     4.840000   4.898000   4.896879   3.670547   4.392607   4.393608   4.091621       268
 8     257     4.847000   4.897000   4.887180   3.663308   4.385368   4.388783   4.163529       253
 9     257     4.859000   4.892000   4.874207   3.665122   4.387182   4.387047   4.216603       254
10     273     4.863000   4.884000   4.859491   3.675709   4.397769   4.388406   4.257186       269
11     258     4.842000   4.875000   4.844797   3.692334   4.414394   4.392014   4.286241       255
12     274     4.836000   4.866000   4.832120   3.709807   4.431867   4.396174   4.305008       271
13     259     4.835000   4.859000   4.823691   3.720475   4.442535   4.398340   4.317686       257
14     260     4.819000   4.853000   4.819029   3.723201   4.445261   4.398260   4.325252       257
15     307     4.812000   4.849000   4.816189   3.723229   4.445289   4.397823   4.328248       305
16     262     4.806000   4.846000   4.815303   3.720701   4.442761   4.397059   4.328599       260
17     323     4.793000   4.838000   4.816403   3.715838   4.437898   4.396010   4.326461       314
18     307     4.792000   4.830000   4.819419   3.708939   4.430999   4.394734   4.322993       298
19     321     4.799000   4.826000   4.824180   3.700385   4.422445   4.393303   4.320211       312
20     305     4.800000   4.825000   4.830416   3.690635   4.412695   4.391791   4.320661       296
21     305     4.790000   4.825000   4.837753   3.680229   4.402289   4.390291   4.319594       296
22     355     4.763000   4.828000   4.845717   3.669785   4.391845   4.388913   4.311366       343
23     348     4.744000   4.836000   4.853733   3.660003   4.382063   4.387783   4.295102       339
24     363     4.767000   4.848000   4.861125   3.651659   4.373719   4.387041   4.278384       353
25     347     4.796000   4.857000   4.867114   3.645612   4.367672   4.386840   4.274574       336
26     347     4.801000   4.862000   4.872226   3.641775   4.363835   4.387349   4.282884       336
27     378     4.805000   4.867000   4.877543   3.639420   4.361480   4.388617   4.289991       368
28     356     4.810000   4.872000   4.883049   3.638471   4.360531   4.390614   4.296239       347
29     374     4.815000   4.878000   4.888725   3.638811   4.360871   4.393295   4.301867       367
30     359     4.820000   4.883000   4.894554   3.640282   4.362342   4.396598   4.307036       351
31     374     4.825000   4.889000   4.900521   3.642683   4.364743   4.400447   4.311851       366
32     358     4.831000   4.896000   4.906607   3.645771   4.367831   4.404743   4.316376       350
33     359     4.836000   4.902000   4.912797   3.649263   4.371323   4.409367   4.320643       351
34     376     4.842000   4.909000   4.919075   3.652831   4.374891   4.414192   4.324664       368
35     361     4.848000   4.917000   4.925425   3.656109   4.378169   4.419073   4.328434       353
36     376     4.855000   4.924000   4.931831   3.658685   4.380745   4.423851   4.331936       369
37     360     4.862000   4.932000   4.938276   3.660109   4.382169   4.428351   4.335134       353
38     349     4.870000   4.940000   4.944840   3.660916   4.382976   4.432741   4.338364       340
39     396     4.878000   4.947000   4.951579   3.661976   4.384036   4.437310   4.341950       389
40     351     4.886000   4.955000   4.958446   3.663306   4.385366   4.442043   4.345791       343
41     366     4.893000   4.961000   4.965394   3.664926   4.386986   4.446925   4.349805       359

--------------------------------------------------------------------------------

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

      EXCESS                            12                    12         36                   EXCESS
      SPREAD    1 MONTH    6 MONTH     MONTH     1 MONTH     MONTH      MONTH                SPREAD IN
      IN BPS      FWD        FWD        FWD        FWD        FWD        FWD        FWD         BPS
     (STATIC     LIBOR      LIBOR      LIBOR       CMT        CMT        CMT      COFI_11      (FWD
PD    RATES)      (%)        (%)        (%)        (%)        (%)        (%)        (%)     CURVE) (%)
--   -------   --------   --------   --------   --------   --------   --------   --------   ----------

42     350     4.900000   4.968000   4.972369   3.666855   4.388915   4.451939   4.353928       343
43     365     4.907000   4.974000   4.979318   3.669109   4.391169   4.457067   4.358105       358
44     349     4.914000   4.980000   4.986183   3.671709   4.393769   4.462290   4.362292       341
45     348     4.920000   4.986000   4.992903   3.674672   4.396732   4.467589   4.366449       340
46     362     4.926000   4.993000   4.999417   3.678016   4.400076   4.472940   4.370543       355
47     346     4.931000   5.000000   5.005658   3.681761   4.403821   4.478322   4.374540       339
48     361     4.936000   5.008000   5.011558   3.685924   4.407984   4.483710   4.378414       355
49     345     4.943000   5.016000   5.017046   3.690525   4.412585   4.489078   4.382124       338
50     344     4.952000   5.023000   5.021959   3.695607   4.417667   4.494477   4.386070       337
51     389     4.961000   5.029000   5.026228   3.701179   4.423239   4.499966   4.390540       384
52     343     4.968000   5.035000   5.029931   3.707204   4.429264   4.505530   4.395291       335
53     358     4.975000   5.039000   5.033152   3.713638   4.435698   4.511157   4.400135       352
54     342     4.981000   5.042000   5.035987   3.720437   4.442497   4.516831   4.404923       335
55     358     4.986000   5.044000   5.038537   3.727551   4.449611   4.522535   4.409534       352
56     342     4.990000   5.045000   5.040912   3.734928   4.456988   4.528255   4.413869       335
57     341     4.992000   5.046000   5.043231   3.742510   4.464570   4.533976   4.417842       335
58     356     4.993000   5.047000   5.045620   3.750237   4.472297   4.539679   4.421382       350
59     340     4.993000   5.048000   5.048216   3.758046   4.480106   4.545345   4.424422       334
60     355     4.992000   5.050000   5.051160   3.765868   4.487928   4.550954   4.426904       349
61     339     4.992000   5.053000   5.054606   3.773633   4.495693   4.556485   4.428766       289
62     338     4.995000   5.056000   5.058494   3.781239   4.503299   4.561909   4.430192       288
63     384     4.998000   5.059000   5.062644   3.788618   4.510678   4.567209   4.431503       339
64     337     5.001000   5.063000   5.067029   3.795743   4.517803   4.572383   4.432786       287
65     352     5.004000   5.066000   5.071621   3.802591   4.524651   4.577428   4.434111       303
66     336     5.007000   5.070000   5.076387   3.809134   4.531194   4.582343   4.435533       285
67     351     5.011000   5.073000   5.081294   3.815348   4.537408   4.587125   4.437098       301
68     335     5.014000   5.077000   5.086304   3.821208   4.543268   4.591777   4.438845       283
69     334     5.018000   5.081000   5.091378   3.826688   4.548748   4.596300   4.440808       282
70     349     5.021000   5.085000   5.096475   3.831761   4.553821   4.600694   4.443015       299
71     333     5.025000   5.089000   5.101549   3.836404   4.558464   4.604961   4.445495       281
72     348     5.029000   5.094000   5.106554   3.840590   4.562650   4.609103   4.448272       297
73     332     5.033000   5.098000   5.111440   3.844295   4.566355   4.613121   4.451374       279
74     331     5.037000   5.103000   5.116255   3.847736   4.569796   4.617020   4.454618       277
75     361     5.042000   5.108000   5.121082   3.851165   4.573225   4.620805   4.457792       311
76     330     5.046000   5.113000   5.125922   3.854609   4.576669   4.624482   4.460918       276
77     345     5.051000   5.118000   5.130773   3.858094   4.580154   4.628053   4.464010       292
78     329     5.056000   5.124000   5.135637   3.861649   4.583709   4.631525   4.467080       274
79     344     5.061000   5.130000   5.140514   3.865304   4.587364   4.634902   4.470137       290
80     328     5.066000   5.135000   5.145404   3.869091   4.591151   4.638194   4.473186       271
81     328     5.072000   5.141000   5.150307   3.873044   4.595104   4.641409   4.476232       270

--------------------------------------------------------------------------------

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

                               BREAKEVEN CDR TABLE

CLASS                M-1        M-2
---------------   --------   --------
LOSS SEVERITY        30%       30%
DEFAULT           19.1 CDR   13.3 CDR
COLLATERAL LOSS    11.58%      8.92%

LOSS SEVERITY        40%        40%
DEFAULT           13.6 CDR    9.7 CDR
COLLATERAL LOSS    12.09%      9.28%

LOSS SEVERITY        50%        50%
DEFAULT           10.5 CDR    7.6 CDR
COLLATERAL LOSS    12.37%      9.48%

ASSUMPTIONS:

1)   Run at the Pricing Speed to Maturity

2)   Forward indices

3)   Triggers are failing

4)   12 month liquidation lag

5)   100% principal and interest advance

6)   "Break" is the CDR that creates the first dollar of principal loss on the related bond

7)   Defaults are in addition to prepayments

--------------------------------------------------------------------------------

[RBS Greenwich Capital LOGO]                                RAAC SERIES 2005-SP3
--------------------------------------------------------------------------------

CONTACT INFORMATION:

RATING AGENCIES
-----------------
MOODY'S
Timothy Gildner     212-553-2919   timothy.gildner@moodys.com

STANDARD & POOR'S
Amanda Hopkins      212-438-2465   amanda_hopkins@standardandpoors.com

FITCH RATINGS
Marc Lessner        212-908-0693   Marc.lessner@fitchratings.com

--------------------------------------------------------------------------------